EXHIBIT 99.2

                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of August 15, 2002, by and between LaserSight Incorporated, a Delaware corporation (the "Company"), with its headquarters located at 3300 University Boulevard, Suite 140, Winter Park, Florida 32792, and New Industries Investment Consultants (H.K.) Ltd., a Hong Kong corporation ("Purchaser"), with its headquarters located in Hong Kong, with regard to the following:

                                    RECITALS

         A. The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933 (the "Securities Act") and Regulation D ("Regulation D") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act.

         B. Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, shares of the Company's Series H Convertible Participating Preferred Stock (the "Series H Preferred Stock") that are convertible into shares of the Company's common stock, $.001 par value per share (the "Common Stock") pursuant to the terms and subject to the limitations and conditions set forth in the Certificate of Designation, Preferences and Rights of the Series H Convertible Participating Preferred Stock (the "Series H Certificate of Designation") in the form attached hereto as Exhibit A. The Series H Preferred Stock and the Series H Conversion Shares (as defined herein) are collectively referred to herein as the "Securities."

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated into and deemed a part of this Agreement), their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

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                                    ARTICLE 1
                  PURCHASE AND SALE OF SERIES H PREFERRED STOCK

         1.1 Purchase of Series H Preferred Stock. Subject to the terms and conditions of this Agreement, on or before September 30, 2002 (the "Closing Date"), the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company (the "Closing"), 9,280,647 shares of Series H Preferred Stock. The per share purchase price of the Series H Preferred Stock shall be approximately $0.2155 or an aggregate purchase price of $2,000,000 (the "Purchase Price"). Pursuant to the terms and conditions of the Series H Certificate of Designation, the 9,280,647 shares of Series H Preferred Stock shall be convertible into 18,561,294 shares of Common Stock (the "Series H Conversion Shares"). On the Closing Date the Company shall issue and deliver to Purchaser a stock certificate representing the Series H Preferred Stock, duly executed on behalf of the Company and registered in the name of Purchaser (the "Series H Stock Certificate"). Delivery of the Series H Stock Certificate to Purchaser shall be made against receipt by the Company of the Purchase Price at the Closing.

         The Closing shall take place on the Closing Date at 10:00 A.M., Eastern Time, at the offices of Benchmark Global Capital, 100 Wall Street, Eighth Floor, New York, New York, 10005, or at such other time and place as shall be agreed upon by the parties.

         1.2 Form of Payment. Upon satisfaction of the conditions contained in Section 7.1, Purchaser shall pay the Purchase Price by wire transfer to the account designated by the Company.

         1.3 Transfer of Securities. The Securities shall, when issued, be unregistered and therefore subject to the restrictions on sale, distribution and transfer imposed under the Securities Act and under applicable securities laws or blue sky laws of any state or foreign jurisdiction.

         1.4 Registration of the Securities. The Series H Conversion
Shares shall have those registration rights as are set forth in the Registration Rights Agreement.


                                    ARTICLE 2
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser represents and warrants to the Company as set forth in this
Article 2. Purchaser does not make any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

         2.1 Investment Purpose. Purchaser is purchasing the Securities for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not,

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directly or indirectly, offer, sell, pledge or otherwise transfer the Securities or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that it must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable securities laws or blue sky laws of any state or foreign jurisdiction or an exemption from such registration is available, and that the Company has no intention or obligation to register any of the Securities other than as contemplated by Section 1.4 hereof and the Registration Rights Agreement.

         2.2 Accredited Investor Status. Purchaser represents and warrants that it is an Accredited Investor (as that term is defined in Rule 501 promulgated by the SEC under the Securities Act), that it has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder, and that it (i) was not formed or organized for the specific purpose of investing in the Company; (ii) understands that such investment bears a high degree of risk and could result in a total loss of its investment; and (iii) has sufficient financial strength to hold the same as an investment and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time.

         2.3 Reliance on Exemptions. Purchaser acknowledges that the Securities being sold to it hereunder are being sold pursuant to a private offering exemption under the Securities Act and are not being registered under the Securities Act or under the securities laws or blue sky laws of any state or foreign jurisdiction and understands that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

         2.4 Information. Purchaser has been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which it has specifically requested, including, without limitation, the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2001; its Quarterly Report on Form 10-Q for the period ended March 31, 2002; its Current Reports on Form 8-K dated February 15 and April 16, 2002; the description of the Common Stock contained in the Company's Form 8-A/A (Amendment No. 6) dated August 10, 2001; the description of the Company's Series E Preferred Stock contained in the Company's form 8-A filed with the SEC on July 7, 1998, as amended by Form 8-A/A (Amendment No. 1) dated March 29, 1999, Form 8-A/A (Amendment No. 2) dated February 7, 2000 and Form 8-A/A (Amendment No. 3) dated August 10, 2001; the Company's Proxy Statement dated June 5, 2001 (such documents, including any financial statements and related notes included in such documents, collectively the "Furnished SEC Documents"). Purchaser and its advisors have been given the opportunity to obtain information and to examine all documents referred to herein and to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the Company and the terms and conditions of this investment, and to obtain any additional information, to the extent the Company possesses such information or could acquire it without unreasonable effort or expense, to verify the accuracy of any information previously furnished. All such questions have been answered to Purchaser's full satisfaction, and all information and agreements, documents, records and books pertaining to this investment which Purchaser has requested have been made available to Purchaser or its advisors. Purchaser understands that its investment in the Securities involves a high degree of risk. In making its investment decision, Purchaser has not relied on any oral or written representation, other than those contained in the Furnished SEC Documents, this Agreement (including the schedules hereto) and the Registration Rights Agreement, with respect to the Securities, the Company, its business or prospects, or other matters. In making its decision to invest in the Company, Purchaser has relied solely upon independent investigations made by Purchaser and its advisors.

         2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         2.6 Transfer or Resale. Purchaser understands that (i) the
Securities have not been and are not being registered under the Securities Act or under the securities laws or blue sky laws of any state or foreign jurisdiction, and may not be offered, sold, pledged or otherwise transferred unless subsequently registered thereunder or an exemption from such registration is available, and neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or under the securities laws or blue sky laws of any state or foreign jurisdiction or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement),
(ii) any sale of the Securities made in reliance on Rule 144 under the Securities Act, or a successor rule ("Rule 144"), may be made only in accordance with the terms of Rule 144 and Article 5 hereof and further, if Rule 144 is not applicable, any resale of the Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder, and (iii) the Securities are subject to the repurchase restrictions described in the Series H Certificate of Designation.

         2.7 Authorization. Purchaser represents and warrants that as of the Closing Date the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by it. The fulfillment of and compliance with the terms of this Agreement will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or (iii) result in a violation of, breach of or default under (A) its charter or constituent document, (B) any law, statute, rule or regulation to which it is subject, or
(C) any agreement, instrument, order, judgment or decree to which it is subject or is a party or by which it is bound.

         2.8 Binding Effect. Purchaser represents and warrants that this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, except (i) as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by equitable principles in any action (legal or equitable), (ii) that the availability of equitable relief is subject to the discretion of the court before which any proceeding thereof may be brought, and (iii) that the enforceability of the indemnification provisions may be limited by applicable securities laws or public policy.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchaser, except as disclosed (including, in the case of financial statements, provided for) in the disclosure schedules delivered herewith, as set forth in this Article 3. The Company does not make any other representations or warranties, express or implied, to Purchaser in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Company to Purchaser in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

         3.1 Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted or are presently expected to be conducted during the Company's current fiscal year. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, assets, properties, liabilities, condition (financial or otherwise), the Common Stock price or operating results of the Company and its subsidiaries, taken as a whole on a consolidated basis, or on the transactions contemplated hereby.

         3.2 Authorization; Enforcement.

                  (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement, and to issue, sell and perform its obligations with respect to the Securities in accordance with the terms hereof and thereof;

                  (b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and, except as set forth on
Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors (the "Board"), or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby (whether under rules of The NASDAQ Stock Market (the "NASDAQ"), the National Association of Securities Dealers, Inc. or otherwise);

                  (c) this Agreement and the Registration Rights
Agreement have been, and the Series H Preferred Stock Certificate when issued will have been, duly executed and delivered by the Company; and

                  (d) this Agreement and the Registration Rights
Agreement constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement thereof, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, (ii) that the availability of equitable relief is subject to the discretion of the court before which any proceeding thereof may be brought, and (iii) that the enforceability of indemnification provisions may be limited by applicable securities laws or public policy.

         3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock is set forth on Schedule 3.3. Except as disclosed in
Schedule 3.3, all of such shares of capital stock have been, or upon issuance in accordance with the terms of the relevant security will be, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 3.3 or as described in the Furnished SEC Documents, no shares of capital stock of the Company (including the Securities) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed or suffered by the Company. Except as disclosed in Schedule 3.3, as of the date of this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries.

         3.4 Issuance of Shares. As of the Closing the Series H Preferred
Stock will be duly authorized, validly issued, fully paid and non-assessable with no personal liability attaching to the owners thereof, and free from all taxes, liens, claims and encumbrances imposed or suffered by the Company and except as disclosed in Schedule 3.3, will not be subject to preemptive rights or other similar rights of stockholders of the Company. As of the Closing, the Series H Conversion Shares will be duly and validly reserved for issuance and upon Conversion of the Series H Preferred Stock in accordance with the terms thereof the Series H Conversion Shares will be validly issued, fully paid and non-assessable with no personal liability attaching to the owners thereof, and free from all taxes, liens, claims and encumbrances imposed or suffered by the Company and except as disclosed in Schedule 3.3, will not be subject to preemptive rights or other similar rights of stockholders of the Company.

         3.5 No Conflicts. Except as set forth on Schedule 3.5, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Company's Certificate of Incorporation or By-laws, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in any loss of benefit under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract (as defined herein) to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected, or
(iv) result in the creation or imposition of an Encumbrance (as defined herein) upon the Company's properties or assets (except with respect to items (ii), (iii) and (iv) of this Section 3.5 such possible conflicts, defaults, terminations, amendments, accelerations, cancellations, violations and Encumbrances as would not individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its subsidiaries, is in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible violations, defaults or rights as would not individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as set forth on
Schedule 3.5, or except (i) as may be required under the Securities Act in connection with the performance of the Company's obligations pursuant to the Registration Rights Agreement, (ii) for the filing of a Form D with the SEC,
(iii) for the filing of the Series H Certificate of Designation with the Delaware Secretary of State, and (iv) compliance with the state securities laws or blue sky laws of applicable jurisdictions, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to perform its obligations in accordance with the terms hereof. Set forth on Schedule 3.5 is the current status of the Common Stock's listing on the NASDAQ. Except as set forth on Schedule 3.5, the Company is not in violation of the listing requirements of the NASDAQ and the Company is not aware of any fact (including any proceedings pending or, to the best of the Company's knowledge, contemplated) that could result in the Common Stock being delisted from the NASDAQ.

         3.6 SEC Documents. Except as disclosed in Schedule 3.6, since
December 31, 1998, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents"). The Company has delivered to Purchaser true and complete copies of the Furnished SEC Documents, except for exhibits, schedules and incorporated documents. Each of the SEC Documents as originally filed or as amended complied in all material respects with the requirements of its respective report or form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as of the date hereof, there is no fact or facts not disclosed in the SEC Documents or disclosed in writing to Purchaser which relate specifically to the Company which individually or in the aggregate, may have a Material Adverse Effect. The consolidated financial statements of the Company (including any related schedules or notes thereto) included in the SEC Documents were prepared in accordance with generally accepted accounting principles, consistently applied, and the applicable rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, year-end audit adjustments). To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Material Contract"). Except as set forth in Schedule 3.6, none of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Material Contract, which breach or violation would have a Material Adverse Effect. To the best knowledge of the Company, no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect. Except as set forth in
Schedule 3.6 or disclosed in writing to Purchaser, there are no liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), except (i) liabilities and obligations in the respective amounts reserved for in the Company's balance sheet or the footnotes thereto as of March 31, 2002 included in the Furnished SEC Documents, (ii) liabilities and obligations incurred after March 31, 2002 in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) liabilities and obligations disclosed in the Furnished SEC Documents, and (iv) liabilities and obligations which would not individually or in the aggregate, have a Material Adverse Effect.

         3.7 Absence of Certain Changes. Except as disclosed in Schedule
3.7 or in the Furnished SEC Documents, since December 31, 2001, the business of the Company and its subsidiaries has been conducted in the ordinary course, consistent with past practice and there has not been (a) any waiver or cancellation of any valuable right of the Company or its subsidiaries, or the cancellation of any material debt or claim held by the Company or its subsidiaries, (b) any payment, discharge or satisfaction of any claim, liability or obligation of the Company or its subsidiaries other than in the ordinary course of business except where such payment, discharge or satisfaction would not, individually or in the aggregate, have a Material Adverse Effect, (c) the placement of any Encumbrance upon the assets of the Company or its subsidiaries other than any Permitted Encumbrance (as defined herein), (d) any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company, (e) any issuance of any stock, bonds or other securities of the Company or its subsidiaries which is not disclosed in Schedule 3.3 or the Furnished SEC Documents, (f) any sale, assignment or transfer of any tangible or intangible assets of the Company or its subsidiaries except in the ordinary course of business, (g) any loan by the Company or its subsidiaries to any officer, director, employee, consultant or shareholder of the Company or its subsidiaries (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses), (h) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property, condition (financial or otherwise), results of operations or prospects of the Company or its subsidiaries, (i) any increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company or its subsidiaries, other than in the ordinary course of business, to any other employee, consultant or agent of the Company or its subsidiaries, (j) any change in the accounting methods, practices or policies of the Company or its subsidiaries, (k) to the Company's knowledge, any change in the laws or regulations governing the Company or its subsidiaries, (l) any capital expenditures or commitments therefor by the Company or its subsidiaries other than in the ordinary course of business, (m) any amendment of the certificate of incorporation, bylaws or other organizational documents of the Company or its subsidiaries which is not disclosed in the Furnished SEC Documents, (n) any material transaction entered into by the Company or its subsidiaries other than in the ordinary course of business or any other material transactions entered into by the Company or its subsidiaries whether or not in the ordinary course of business which is not disclosed in the Furnished SEC Documents, or (o) any agreement or commitment (contingent or otherwise) by the Company or its subsidiaries to do any of the foregoing.

         For purposes of this Agreement, "Permitted Encumbrance" shall mean (i) Encumbrances for unpaid taxes that either (A) are not yet due and payable, or
(B) for which a reserve with respect to such obligation is established on the books of the Company, (ii) the interests of lessors under operating leases and purchase money liens of lessors under capital leases, (iii) Encumbrances arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or other similar encumbrances in the ordinary course of business of the Company, (iv) Encumbrances arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,
(v) with respect to any real property, easements, rights of way, zoning and similar covenants and restrictions, and similar Encumbrances and that do not individually or in the aggregate materially impair the property of the Company,
(vi) Encumbrances resulting from any judgment or award that would not have a Material Adverse Effect, (vii) other Encumbrances which arise in the ordinary course of business and which individually and in the aggregate do not materially impair the Company's use of such property or its ability to obtain financing by using such asset as collateral, and (viii) the Encumbrances in favor of G.E. Capital f/k/a Heller Healthcare Finance, Inc. ("Heller") pursuant to that certain credit facility transaction between Heller and the Company (the "Credit Facility").

         3.8 Absence of Litigation. Except as disclosed in Schedule 3.8 or as disclosed in the Furnished SEC Documents, there is no civil, criminal or administrative action, suit, proceeding, inquiry, claim, notice, hearing or investigation at law or in equity (a "Litigation") before or by any court, arbitrator or similar panel, public board, government agency, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective assets (including Intangibles (as defined herein)) or directors or officers in their capacities as such. There are no facts known to the Company which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if

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asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.8, neither the Company nor its subsidiaries is subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality which could have a Material Adverse Effect.

         3.9 Disclosure. Neither this Agreement, the SEC Documents nor any certificate, instrument or written statement furnished or made to Purchaser by or on behalf of the Company in connection with this Agreement or the Registration Rights Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading as of the date such statements were made.

         3.10 S-3 Registration. The Company is currently eligible to register the resale of the Securities by Purchaser pursuant to a registration statement on Form S-3 under the Securities Act.

         3.11 No General Solicitation. Neither the Company nor any person acting for the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

         3.12 No Integrated Offering. Neither the Company, nor any of its Affiliates (as defined herein), nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser. For purposes hereof, "Affiliate" shall mean any entity controlling, controlled by or under common control with a designated person or entity; for the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the SEC under the Securities Act. With respect to any entity which is a limited partnership, Affiliate shall also mean any general or limited partner of such limited partnership, or any person or entity which is a general partner in a general or limited partnership which is a general partner of such limited partnership.

         3.13 No Brokers. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby.

         3.14 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted. Except as set forth on Schedule 3.14, to the Company's knowledge, neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect.

         3.15 Employment Matters; ERISA Matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or to the Company's knowledge threatened against or involving the Company or any of its subsidiaries. No collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent. Except as set forth on Schedule 3.15, the Company has no employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended.

         3.16 Equity Investments; Subsidiaries. Set forth on Schedule 3.16 is a list of all of the Company's subsidiaries. Except as set forth on Schedule 3.16, the Company does not own, whether directly or indirectly, any capital stock or other proprietary interest directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity which is currently involved in the Company's ordinary course of business.

         3.17 Title to Assets and Properties; Insurance.

                  (a) The Company has good and marketable title, or a valid leasehold interest in or contractual right to use, all of its assets and properties, free and clear of any mortgages, judgments, claims liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances") except in each case for Permitted Encumbrances and such defects in title and such other liens and Encumbrances which do not individually or in the aggregate materially detract from the value to the Company of the properties and assets of the Company and its subsidiaries taken as a whole.

                  (b) The Company and its subsidiaries maintain insurance (including D&O insurance) in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business after giving due consideration to the financial condition of such companies.

         3.18 Compliance with Laws; Permits. Except as provided in
Schedule 3.18, the Company and its subsidiaries are in compliance, and have been conducted in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect. The Company has all federal, state, local and foreign governmental licenses, permits, qualifications and authorizations ("Permits") necessary in the conduct of its business as currently conducted. All such Permits are in full force and effect and no violations have been recorded in respect of any such Permit; no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such Permit and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of this Agreement or the Registration Rights Agreement and the consummation of the transactions contemplated hereby or thereby, except where failure to have such Permit would not individually or in the aggregate have a Material Adverse Effect.

         3.19 Taxes.

                  (a) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) (including, without limitation, federal, state, city, county, local, foreign, or other income, franchise, ad valorem, value added, excise, real or personal property, asset, franchise taxes withheld, capital, withholding, real or tangible property, employment, unemployment compensation, transfer, sales, use, excise and all other taxes of any kind whatsoever imposed by the United States or any state, city, county, country or foreign government or subdivision or agency thereof, whether disputed or not, and (ii) "Transaction" means one or more transactions, acts, events, or omissions of whatever nature.

                  (b) Except as set forth on Schedule 3.19, the Company has filed on a timely basis all returns and reports, including all estimated returns and reports of every kind and have timely given all notices, in respect of Taxes required to be filed or given under applicable law within the applicable statute of limitations period by any of them, or except where proper action has been taken by the Company to extend the relevant filing deadline. Such returns, reports and notices are complete and accurate in all material respects. All Taxes shown on such returns or reports have been, and all Taxes subsequently assessed with respect to the periods and/or Transactions to which such returns or reports relate have been or will be, timely, and fully paid, except for amounts which the Company is contesting in good faith. The provisions in the financial statements (and the notes and schedules related thereto) contained in the Furnished SEC Documents for Taxes currently payable and for deferred Taxes are adequate in all material respects to provide for such Taxes for which the Company and its Subsidiaries taken as a whole may be liable in respect of periods or Transactions through the dates thereof.

                  (c) No fact or condition relating to any past or present Transaction, except as set forth in the Company's disclosure schedules delivered herewith, which, if known to any tax authority having jurisdiction, would likely result in a successful challenge by such authority of the treatment or omission of such factor or condition on any tax return, report or notice of the Company or its subsidiaries, and no issue has arisen in any examination of the Company by the IRS that, in either case, if raised with respect to any other period not so examined would result in a proposed material deficiency for any other period not so examined, if upheld. The Company and its subsidiaries have made all payments or estimated Taxes required to be made under Section 6655 of the Code and any comparable provisions of state, local or foreign law. Except as set forth on Schedule 3.19, there is no pending nor, to the Company's knowledge, threatened or contemplated action, audit, proceeding or investigation for the assessment or collection of Taxes from the Company. There are no requests for rulings, outstanding subpoenas or requests for information with respect to Taxes of the Company, proposed reassessments of any property owned or leased by the Company, or similar matters pending with respect to any taxing authority.

         3.20 Environmental Matters. Except as listed in Schedule 3.20:

                  (a) There are, with respect to the Company and its subsidiaries, or any predecessor of the foregoing, no present violations of Environmental Law (as defined herein), any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any liability of the Company pursuant to any Environmental Law and neither the Company nor its subsidiaries has received any notice with respect to any of the foregoing nor is any Litigation pending or threatened in connection with any of the foregoing.

                  (b) To the knowledge of the Company and except in the normal course of the Company's or its subsidiaries' business, (i) no Hazardous Materials (as defined herein) are present on or about any real property currently owned, leased or used by the Company or its subsidiaries, and (ii) no Hazardous Materials were present on or about any real property previously owned, leased or used by the Company or its subsidiaries during the period the property was owned, leased or used by the Company or its subsidiaries.

                  (c) To the knowledge of the Company, no Hazardous
Materials have been released on or about, or where they may pose a threat of migration to, any real property currently owned, leased or used by the Company or its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or its subsidiaries during the period the property was owned, leased or used by the Company or its subsidiaries, except as may be required in the normal course of business and in material compliance with applicable Environmental Law.

                  (d) To the knowledge of the Company, no
asbestos-containing materials or PCBs are present on or about any property currently owned, leased or used by the Company or its subsidiaries.

                  (e) To the knowledge of the Company, there are not now, nor have there ever been, any underground storage tanks or similar facilities of any kind on or under any real property currently or previously owned, leased or used by the Company or its subsidiaries.

                  (f) For purposes of this Section 3.20, capitalized terms used herein shall have the following meanings:

                  "Environmental Laws" shall mean, at any date, all provisions of federal, state, local or foreign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of laws, statutes, regulations, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by any Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (i) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and
(ii) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. ss.ss.9601 et seq., and any other laws imposing or creating liability with respect to Hazardous Materials.

                  "Environmental Liability" shall mean any liabilities, obligations, costs, losses, payments or damages, including compensatory and punitive damages, incurred (i) to contain, remove, clean up, assess, abate or otherwise remedy any actual or alleged release or threatened release of Hazardous Materials, any actual or alleged contamination (by Hazardous Materials) of air, surface or subsurface soil, groundwater or surface water, or any personal injury or damage to natural resources or property resulting from any such release or contamination, pursuant to the requirements of any Environmental Law or in response to any claim by any Public Authority or other third party under any Environmental Law; (ii) to modify facilities or processes or take any other remedial action in response to any claim by any Public Authority of non-compliance with any Environmental Law, (iii) as a result of the imposition of any civil or criminal fine or penalty by any Public Authority for the violation or alleged violation of any Environmental Law, or (iv) as a result of any action, suit, proceeding or claim by any third party under any Environmental Law. The term "Environmental Liability" shall include: (i) reasonable fees of counsel and consultants (but not any corporate allocation for management time or for the use of similar in-house services or facilities), and
(ii) the costs and expenses of any investigation undertaken to ascertain the existence or extent of any potential or actual Environmental Liability.

                  "Hazardous Material" shall mean any substance regulated by any Environmental Law or which may now or in the future form the basis for any Environmental Liability.

                  "Public Authority" shall mean any supranational, national, regional, state or local government court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

         3.21 Holding Company Act and Investment Company Act. Neither the Company nor its subsidiaries is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an

"investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.


                                    ARTICLE 4
                                    COVENANTS

         4.1 Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Articles 6 and 7 of this Agreement.

         4.2 Securities Laws. The Company shall file a Form D with respect to the Securities with the SEC as required under Regulation D and shall provide a copy thereof to Purchaser within 15 days after the Closing Date. The Company shall file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within five business days following the Closing Date. The Company shall, on or prior to the Closing Date, take such action as is necessary to sell the Securities to Purchaser under applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.

         4.3 Reporting Status. So long as Purchaser beneficially owns any of the Securities, the Company shall use its best efforts to timely file all reports required to be filed by it with the SEC pursuant to the Exchange Act, and make and keep public information available as those terms are defined in Rule 144 and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         4.4 Use of Proceeds. The Company shall use the Purchase Price for general corporate purposes.

         4.5 Expenses. Except as may otherwise agreed to, the Company and Purchaser shall pay all the costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby.

         4.7 Transactions with Affiliates. The Company will not, and will not permit any subsidiaries to, engage in any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any affiliate (other than the Company), except in the ordinary course and pursuant to the reasonable requirements of the Company's or the subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or such subsidiaries than would be obtainable in a comparable arm's-length transaction with a person not an affiliate. The Company will not be deemed in default of this Section 4.7 in connection with carrying out its obligations pursuant to those agreements or transactions described in the Furnished SEC Documents.

         4.8 Repurchase of Series H Preferred Stock. Purchaser acknowledges and agrees that the Series H Preferred Stock shall be subject to the terms, conditions and limitations set forth in the Series H Certificate of Designation, including, without limitation, the Company's right to repurchase the then outstanding shares of Series H Preferred Stock at a purchase price per share of $0.2155 if Shenzhen New Industries Medical Development Co., Ltd. ("SNIMD") fails to satisfy the minimum purchase requirements described in the Product Purchase Agreement (as defined herein).

         4.9 Restriction on Conversion of Series H Preferred Stock.
Purchaser acknowledges and agrees that the Series H Preferred Stock may not be converted until the expiration of the Restricted Period (as defined herein). For purposes of this Agreement, the term "Restricted Period" shall mean (a) with respect to 8,980,647 shares of the Series H Preferred Stock, the period commencing on the Closing Date and ending on the first to occur of (i) the one-year anniversary of Closing Date, (ii) the date on which the Company fails to deliver products in accordance with the delivery schedule to be established under the terms of the Product Purchase Agreement, and such failure is not cured by the Company in accordance with the terms of the Product Purchase Agreement, or (iii) the date on which, pursuant to the terms of the Product Purchase Agreement SNIMD purchases, and the Company has received payment for, at least $10,000,000 worth of the Company's products; and (b) with respect to 300,000 shares of the Series H Preferred Stock, the period commencing on the Closing Date and ending on the date the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC.

         4.10 Amendment to Bylaws. As of the Closing Date, the amendment to the Company's Amended and Restated Bylaws adopted as of December 2, 1999 in the form attached hereto as Exhibit C (the "Bylaw Amendment") shall have been approved by the Board and authorized to be effective immediately upon the Closing.

         4.11 Purchase of Additional Shares. If at any time after the Closing Date Purchaser desires to acquire additional shares of Common Stock Purchaser may notify (such notification shall be referred to herein as the "Additional Purchase Notice") the Board and request that Purchaser be issued additional shares of Common Stock on the terms and conditions set forth in the Additional Purchase Notice. The Board shall, in good faith, promptly consider the Additional Purchase Notice and, consistent with the discharge of the Board's fiduciary obligations, provide a written response to Purchaser's request. In addition, if required by applicable laws or regulations and if consistent with the discharge of the Board's fiduciary obligations, the Company shall submit Purchaser's request to purchase additional shares of Common Stock to the Company's shareholders for consideration.


                                    ARTICLE 5
                             TRANSFER OF SECURITIES

         The Securities shall not be transferable except upon the conditions specified in this Article 5, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such Securities.

         5.1 Restrictive Legend.

                  (a) Unless and until otherwise permitted by this
Article 5, each certificate for the Securities issued to Purchaser or to any subsequent transferee of the Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "These shares have not been registered under the Securities Act of 1933 and may not be offered for sale, sold, transferred or otherwise disposed of unless registered under such Act or unless an exemption from such registration is available. Further, such transfer is subject to the conditions specified in a Securities Purchase Agreement dated as of August 15, 2002 pursuant to which such shares were issued and sold by LaserSight Incorporated (the "Company"), a copy of which Agreement will be furnished by the Company to the holder hereof upon request and without charge."

                  (b) The Company may order its transfer agent for the Common Stock to stop the transfer of any of the Securities bearing the legend set forth in Subsection (a) of this Section 5.1 until the conditions of this
Article 5 with respect to the transfer of such securities have been satisfied.

         5.2 Notice of Proposed Transfer. If, prior to any transfer or sale of any the Securities, Purchaser shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and a written opinion of counsel for Purchaser (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such Securities under the Securities Act, the Company shall thereupon permit or cause its transfer agent to permit such transfer or sale to be effected; provided, however, that if in such written notice Purchaser represents and warrants to the Company that the transfer or sale is to a purchaser or transferee whom Purchaser knows or reasonably believes to be a "qualified institutional buyer," as that term is defined in Rule 144A promulgated by the SEC under the Securities Act ("Rule 144A"), no opinion shall be required unless reasonably requested in writing by the Company within five days after receipt of such written notice, in which case Purchaser shall deliver to Company such a written opinion of counsel.

         5.3 Termination of Restrictions.

                  (a) Notwithstanding the foregoing provisions of this
Article 5, the restrictions imposed by this Article 5 upon the transferability of the Securities shall terminate as to any particular share of such securities when (i) such security shall have been effectively registered under the Securities Act and sold by Purchaser thereof in accordance with such registration, or (ii) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation has been received from counsel for Purchaser thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) or counsel for the Company, or (iii) such security shall have been sold without registration under the Securities Act in compliance with Rule 144, or (iv) the Company is reasonably satisfied that Purchaser of such security shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such security pursuant to such Subsection, or (v) a letter or an order shall have been issued to Purchaser thereof by the staff of the SEC or the SEC stating that no enforcement action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

                  (b) Whenever the restrictions imposed by this Article 5 shall terminate, as hereinabove provided, Purchaser who then holds any particular Securities then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to Purchaser, one or more new certificates for such securities not bearing the restrictive legend set forth in Section 5.1(a) hereof.

         5.4 Compliance with Rule 144 and Rule 144A. At the written request of Purchaser who proposes to sell any of the Securities in compliance with Rule 144, the Company shall furnish to Purchaser, within 10 days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the SEC as set forth in such Rule. For purposes of effecting compliance with Rule 144A, in connection with any resales of any Securities that hereafter may be effected pursuant to the provisions of Rule 144A, Purchaser desiring to effect such resale and each prospective institutional purchaser of such shares designated by Purchaser shall have the right, at any time the Company is not subject to Section 13 or 15(d) of the Securities and Exchange Act, to obtain from the Company, upon the written request of Purchaser and at the Company's expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

         5.5 Non-Applicability of Restrictions on Transfer.
Notwithstanding the provisions of Section 5.2 hereof, any record owner of Securities may from time to time transfer all or part of such record owner's Securities (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of Securities identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or part of the Securities registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an Affiliate of such record owner, or (iii) if such record owner is a partnership or limited liability company or the nominee of a partnership or limited liability company, to a partner, member, retired partner or member, or estate of a partner, member or retired partner or member, of such partnership or limited liability company, so long as such transfer is in accordance with the transferee's interest in such partnership or limited liability company and is without consideration; provided, however, that (A) such record owner shall deliver a written notice to the Company describing in reasonable detail the manner of such transfer or sale prior to the consummation of such transfer or sale, (B) each such transferee shall remain subject to all restrictions on the transfer of Securities herein contained, and (C) if reasonably requested in writing by the Company within five days after receipt of such written notice, such record owner shall deliver to the Company such additional information requested by the Company or its counsel (in form and substance satisfactory to the Company and such counsel) that the proposed transfer is within the scope of this Section 5.5 or a written opinion of counsel for such record owner (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such securities under the Securities Act.

         5.6 Series H Preferred Stock Proxy. Prior to the transfer or sale of the Series H Preferred Stock, Purchaser shall notify any transferee of the Series H Preferred Stock that such shares remain subject to the terms and conditions of the Series H Preferred Stock Proxy (as defined in the Series H Certificate of Designation) and will require such transferee to sign any documents reasonably requested by the Company to confirm the rights granted by the Series H Preferred Stock Proxy.


                                    ARTICLE 6
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         6.1 Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Securities to Purchaser at the Closing is subject to the satisfaction, as of the Closing Date and with respect to Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (a) Purchaser shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  (b) The Company shall have received funds equal to the Purchase Price via wire transfer to the account designated by the Company.

                  (c) SNIMD shall have executed that certain Distribution Agreement, the form of which is attached hereto as Exhibit D (the "Distribution Agreement") and delivered the same to the Company.

                  (d) SNIMD and Purchaser shall have executed that certain Product Purchase Agreement, the form of which is attached hereto as Exhibit E (the "Product Purchase Agreement") and delivered the same to the Company.

                  (e) Purchaser shall have provided the Company with evidence that a letter of credit in the amount of $2,500,000 shall have been issued for the account of SNIMD and for the benefit of the Company in accordance with the requirements of the Product Purchase Agreement (the "Letter of Credit").

                  (f) The Company shall have received confirmation from Nasdaq that the Company will not be required to obtain shareholder approval of the issuance of the Series H Preferred Stock.

                  (g) The representations and warranties of Purchaser shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date), and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing.

                  (h) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.


                                    ARTICLE 7
                CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

         7.1 The obligation of Purchaser hereunder to purchase the Securities to be purchased by it on the Closing Date is subject to the satisfaction of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in Purchaser's sole discretion:

                  (a) The Company shall have executed this Agreement and the Registration Rights Agreement and delivered the same to Purchaser.

                  (b) The Company shall have executed the Distribution Agreement and delivered the same to Purchaser.

                  (c) The Company shall have executed the Product Purchase Agreement and delivered the same to Purchaser.

                  (d) The Company shall have issued and delivered to Purchaser the Series H Stock Certificate.

                  (e) The Company shall have executed and filed the Series H Certificate of Designation with the Office of the Delaware Secretary of State.

                  (f) The Board shall have approved and adopted the Bylaw Amendment.

                  (g) Heller shall have acknowledged that the Company, as of the Closing Date, is not in default under the terms of the Credit Facility.

                  (h) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. Purchaser shall have received a certificate, executed by the

         Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date to the foregoing effect.

                  (i) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (j) Purchaser shall have received an opinion of Sonnenschein Nath & Rosenthal, dated as of the Closing Date, in the form attached hereto as Exhibit F.

                  (k) Without limiting the generality of Section 7.1(d), no Material Adverse Effect shall have occurred, nor shall any event or events have occurred which would reasonably likely to have a Material Adverse Effect.


                                    ARTICLE 8
                          GOVERNING LAW; MISCELLANEOUS

         8.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, without giving effect to the principles of conflicts of law. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and Purchaser irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process upon the Company or Purchaser mailed by certified mail, return receipt requested, shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. A final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         8.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties.

         8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         8.5 Entire Agreement; Amendments. This Agreement, the Schedules hereto and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser.

         8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). Each party shall provide notice to the other party of any change in address. The addresses for such communications shall be:

                  If to the Company:

                           LaserSight Incorporated
                           3300 University Boulevard
                           Suite 140
                           Winter Park, Florida 32792
                           Telecopy:        (407) 678-9982
                           Attention:       Chief Executive Officer

                           with a copy to:

                           The Lowenbaum Partnership, L.L.C.
                           222 South Central Avenue
                           Suite 901
                           St. Louis, Missouri 63105
                           Telecopy:        (314) 746-4848
                           Attention:       Timothy L. Elliott, Esq.

                           and

                           Sonnenschein Nath & Rosenthal
                           8000 Sears Tower
                           Chicago, Illinois 60606
                           Telecopy:        (312) 876-7934
                           Attention:       Paul Miller, Esq.

                  If to Purchaser:

                           New Industries Investment Consultants (H.K.) Ltd. c/o Benchmark Global Capital
                           100 Wall Street, Eighth Floor
                           New York, New York 10005
                           Telecopy:        (646) 367-1068
                           Attention:       Jerry Gruenbaum, Esq.


         8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The provisions of this Agreement which are for Purchaser's benefit as a purchaser and holder of Securities are also for the benefit of, and enforceable by, any subsequent holder of such Securities.

         8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         8.9 Survival. All representations and warranties in this Agreement shall survive the execution and delivery of this Agreement and the Closing. All agreements contained herein shall survive the Closing until, by their respective terms, they are no longer operative.

         8.10 Indemnification.

                  (a) The Company shall indemnify and hold harmless Purchaser, its respective officers, directors, employees, attorneys, agents, representatives, successors and assigns (each a "Purchaser Entity") from any (a) Losses (as defined herein) insofar as such Losses (or actions in respect thereof) incurred or suffered by Purchaser Entity (whether incurred or suffered directly or indirectly through ownership of capital stock of the Company) arise out of or are based upon or are incurred as a result of (i) the breach or falsity or incorrectness as of the Closing Date of any representation or warranty, covenants or agreements of the Company contained in or made pursuant to this Agreement, or (ii) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company's undertakings or covenants hereunder, under the Company's Certificate of Incorporation and By-laws. The Company shall also pay all reasonable attorney's and accountant's fees and costs and court costs incurred by Purchaser in enforcing the indemnification provided for in this Section
         8.10. Notwithstanding the foregoing, the Company expressly agrees and acknowledges that the right of indemnification granted herein to Purchaser shall not be deemed to be the exclusive remedy available to Purchaser for any of the matters described in this Section 8.10.

                  (b) For purposes of this Section 8.10, "Losses" shall mean each and all of the following items: claims, losses, (including, without limitation, losses of earnings) liabilities, obligations, payments, damages (actual, punitive or consequential), charges, judgments, fines, penalties, amounts paid in settlement; costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts). Any payment (or deemed payment) by the Company to Purchaser pursuant to this
         Section 8.10 shall be treated for federal income tax purposes as an adjustment to the Purchase Price.

                  (c) Within five days after a party seeking indemnification under this Section 8.10 shall become aware of the facts indicating that a claim for indemnification may be warranted, such party shall give to the party from whom indemnification is being sought a claim notice relating to such Losses (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises and, if possible, the amount or the estimated amount thereof.

         8.11 Public Filings; Publicity. No party hereto shall make any public statement regarding the transactions contemplated hereby unless the language and timing of such statement has been approved by both the Company and Purchaser or unless such party has been advised by its securities counsel to make such statement. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel; provided, however, that the party making such determination shall immediately notify the other party that it intends to make a public announcement and the parties hereto shall, in good faith, attempt to agree on any public announcements or publicity statements with respect thereto (which approval shall not be unreasonably withheld or delayed).

         8.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         8.13 Remedies. No provision of this Agreement providing for any remedy to Purchaser shall limit any remedy that would otherwise be available to Purchaser at law or in equity. Nothing in this Agreement shall limit any rights Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


LASERSIGHT INCORPORATED                     NEW INDUSTRIES INVESTMENT
                                            CONSULTANTS (H.K.) LTD.


By:      /s/ Michael R. Farris              By:    /s/ Weng Xianding
      -----------------------------------         ----------------------------
Name:    Michael R. Farris                  Name:  Weng Xianding
      -----------------------------------         ----------------------------
Title:   President & CEO                    Title: Chairman
      -----------------------------------         ----------------------------






























                                SIGNATURE PAGE TO
                          SECURITIES PURCHASE AGREEMENT

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A - Series H Certificate of Designation
Exhibit B - Registration Rights Agreement
Exhibit C - Amendment to Amended and Restated Bylaws
Exhibit D - Distribution Agreement
Exhibit E - Product Purchase Agreement
Exhibit F - SN&R Opinion
Schedule 3.2 - Consents
Schedule 3.3 - Capitalization
Schedule 3.5 - Conflicts
Schedule 3.6 - SEC Filings
Schedule 3.7 - Certain Changes
Schedule 3.8 - Litigation
Schedule 3.14 - Intellectual Property
Schedule 3.15 - Employment and ERISA Matters
Schedule 3.16 - Subsidiaries
Schedule 3.18 - Compliance with Laws; Permits
Schedule 3.19 - Tax Matters
Schedule 3.20 - Environmental Matters